VIDEO LOTTERY TECHNOLOGIES, INC.

                                           115 Perimeter Center Place. Suite 911
                                                               Atlanta, GA 30346

                                                               Tel. 404/481-1800
                                                                Fax 404/481-1899








                                             December 5, 1996


Ms. Susan Carstensen
9711 Cougar Drive
Bozeman, MT 59715

Dear Susan:

     This will confirm the terms and conditions of your employment with Video Lottery Technologies, Inc. (the "Company"), in the position of Vice President of Finance, Video Lottery Technologies, Inc.

     In consideration of your expending your best efforts in the performance of your duties on behalf of the Company, the Company agrees, in the event your employment with the Company is terminated without good cause or you terminate such employment for Good Reason (as hereinafter defined) within one (1) year following the date of a Change in Control of the Company (as hereinafter defined), to pay you an amount equal to one-half (1/2) your annual salary in effect as of the date of the termination of such employment with the Company.

     For the purposes hereof, a "Change in Control" of the Company shall have the same meaning as that provided under Section 3.8 of the Company's 1994 Stock Incentive Plan.

     For the purposes hereof, "Good Reason" means the occurrence, within one (1) year following such Change in Control, of any of the following events or conditions.

     (i) your no longer serving as Vice President of Finance, or your being assigned any duties or responsibilities which are inconsistent with the status, title, position or responsibilities of such position;

     (ii) a reduction in your annual base salary;

     (iii) the Company's requiring you to be based at any place outside a 30-mile radius from the principal location from which your served as an employee of the Company immediately prior to the Change in Control and except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

     (iv) the failure by the Company to provide you with compensation and benefits substantially comparable, in the aggregate, to those provided for under the employee benefit plans, programs and practices in effect immediately prior to the Change in Control (other than


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stock option and other equity based compensation plans);

     (v) the insolvency or the filing (by any party including the Company) of a petition for bankruptcy of the Company;

     (vi) any material breach by the Company of any provision of this letter;
and

     (vii) the failure of the Company to obtain an agreement, satisfactory to you, from any successor or assign of the Company to assume and agree to perform this Agreement.

     Other than your employment being terminated as a result of a Change in Control, under the terms and circumstances hereinabove described, your employment with the Company will continue for an indefinite period but may be terminated by the Company with or without cause. If such termination is without cause, you will continue to be paid your then current salary for the next six
(6) months following termination, in accordance with the Company's customary payroll practices. If you voluntarily terminate your employment or if your employment is terminated for cause (as hereinafter defined), then no such continued salary benefit will be paid.

     It is understood that the Company, at any time, may terminate your employment for "Cause." A termination for Cause is a termination evidenced by a finding adopted in good faith by the President of the Company that you (i) willfully and continually failed to substantially perform you duties with the Company (other than a failure resulting from your incapacity due to physical or mental illness), (ii) engaged in willful misconduct, (iii) have breached this Agreement in any material respect, (iv) engaged in conduct that is dishonest, fraudulent, unlawful or grossly negligent or conduct which is not in compliance with the Company's Code of Conduct or similar applicable set of standards of conduct and business practices, or (v) any regulatory authority, gaming commission, lottery agency or similar authority in any jurisdiction in which the Company is conducting business or intends to submit a proposal or conduct business provides a reasonable basis for concern that it likely will find you unsuitable or unfit to continue to act as a representative, officer, director or employee of the Company, the Company has received notice from such authority of such a finding or you fail to file appropriate applications with, provide requested information to, or otherwise fail to cooperate with, any such authority. No act, nor failure to act, on your part, shall be considered "willful" for purposes of (ii) above unless you have acted or failed to act, with an absence of good faith and without a reasonable belief that your action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by you after notice of termination is given shall constitute Cause for purposes hereof. Termination for Cause shall be by action of the Board after giving you and your legal advisors an opportunity to meet with the Board, contest the basis for termination, and to demonstrate that your continued employment is in the best interests of the Company.

     It is understood that either of the foregoing payments that may be payable to you upon termination of your employment shall be in lieu of any other severance payments ordinarily provided by the Company to employees under its severance policy, but shall not otherwise affect any other benefits (including COBRA and pension rights) and payments to which you may be


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entitled upon your leaving the employ of the Company.

     In connection with your employment with the Company, you will be eligible or participate in any bonus or executive incentive compensation plan as may be established to maintained by the Company for its executives, subject to such factors and discretionary bases as may be determined by the Company's President, Board of Directors or its Compensation Committee.

     Finally, you agree to continue to abide by the Company's Standard Conditions of Employment, the form of which is attached hereto and to be executed by you.

     If you are prepared to accept employment with the Company on the basis of the foregoing terms and conditions, please acknowledge below and return one copy of this letter to the Company, keeping another copy for your files.

     Susan, your services on behalf of the Company in the past, and your continued efforts on its behalf, are very much appreciated.

                                   Very truly yours,


                                        /S/
                                   --------------------------------------------
                                   Richard M. Haddrill
                                   President of VLT, Inc.

ACCEPTED AND AGREED TO:



        /S/
-----------------------------
SUSAN CARSTENSEN

DATE:    2/10/97
      ----------------




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                        VIDEO LOTTERY TECHNOLOGIES, INC.

                        STANDARD CONDITIONS OF EMPLOYMENT

     The following are the Standard Conditions of Employment under which video Lottery Technologies, Inc. and its subsidiaries (the "Company") hereby employs the undersigned (the "Employee").

                      CODE OF CONDUCT/REGULATORY COMPLIANCE

     A. Employee acknowledges that he/she has received a copy of and has read the Company's Code of Conduct, and agrees to abide by its provisions.

     B. Employee recognizes and acknowledges that, in the conduct of its business. the Company and its directors, officers, employees and representatives are regularly subject to continuous investigation and regulation by governmental agencies. He/she agrees to cooperate fully with such investigations and comply fully with all such regulations; and to provide and supplement in a timely fashion such information as may be requested of Employee in connection therewith.

     C. Employee agrees to complete such forms and documents as may be required by the Company and any governmental agencies in the conduct of the Company's business; and to fully and truthfully disclose all information required therein.



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                    NONDISCLOSURE OF PROPRIETARY INFORMATION

     A. Employee recognizes and acknowledges that during the term of his/her employment, Employee will develop , have access to and come into Possession of trade secrets and confidential information of the Company, including, without limitation, software systems, technology, specifications, processes, programs and documentation, methods and data which the Company owns, plans or develops, whether for its own use or for use by its clients, developments, designs, inventions and improvements, techniques, trade secrets and works of authorship, customer lists, supplier lists, proposals, marketing plans and procedures, all of which are confidential and are the sole property of the Company. Employee further recognizes and acknowledges that in order to enable the Company to perform services for its clients, those clients may furnish to the Company confidential information concerning their business affairs, property, methods of operation or other data, and that the goodwill afforded to the Company and its employees requires keeping such services and information confidential. All of these materials and information including, without limitation, those relating to the Company's systems and the Company's clients, are referred to herein as "Proprietary Information."

     B. Employee agrees that during the term of his/her employment and at all times thereafter, Employee will keep any and all Proprietary Information confidential and will not disclose any Proprietary Information, directly or indirectly, to any third person or entity, without the prior written consent of the Company. Employee further agrees that during the term of his/her employment and at all times thereafter, Employee will not use, handle, copy or duplicate,

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in part or in whole, any Proprietary Information, except as directed by the
Company and in the ordinary course of the Company's business.

     C. Employee agrees that, upon request by the Company, and in any event immediately upon termination of Employee's employment, Employee shall return to the Company any and all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, software, cards, surveys, maps, logs, machines, technical data, work product or any other tangible product or document or computer material of any kind whatsoever, and all copies thereof, which has been produced or received by or otherwise submitted or made available to Employee in connection with his/her employment with the Company.

     D. Employee understands and agrees that all Proprietary Information is and shall remain the sole property of the Company and that Employee has not and will not appropriate for his/her own use or for the use of any third party any Proprietary Information. Furthermore, Employee, without any separate compensation or consideration of any kind, hereby assigns and agrees to assign to the Company, its successors, assigns or nominees, Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or other Proprietary Information which Employee has made or conceived, or may make or conceive, either solely or jointly with others, while in the employ of the Company, or with the use of time, material or facilities of the Company or relating to any actual or anticipated business, research, development, product, service or activity of the Company known to Employee while employed at the Company, or suggested by or resulting from any task assigned to Employee or work

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

performed by Employee for or on behalf of the Company, whether or not such work was performed prior to the date of Employee's employment.

                                 NONCOMPETITION

     Employee agrees that, because of the confidential and competitive-sensitive nature of the Proprietary Information and because the use, or even the appearance of the use, of the Proprietary Information in certain circumstances may cause irreparable damage to the Company and its reputation, or to clients of the Company, Employee will not, directly or indirectly, from the date of his/her employment until the expiration of (6) months after the date on which Employee's employment with the Company terminates for any reason whatsoever, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including as director, officer, consultant, representative, independent contractor, employee, partner, or investor, with any business, enterprise, organization or other individual or entity which solicits business, performs services or produces goods which are comparable to or competitive with any business of the Company (a "Competitor"); provided, however, that the foregoing restrictions shall not prohibit Employee from owning publicly traded stock or other securities of a Competitor, amounting to no more than one (it) percent of such stock or securities.

                                 NONSOLICITATION

     Employee agrees that during the term of his/her employment and for a period of one (1) year thereafter, Employee will not interfere with the


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Company's relationship with, or endeavor to employ or entice away from the
Company, any business, enterprise, organization or other individual or entity, which or who is an employee, customer of or supplier of goods or services to the Company, or which or who otherwise maintains a business relationship with the Company.

                                    REMEDIES

     Employee acknowledges that any breach or violation of the nondisclosure, noncompetition or nonsolicitation provisions of these Standard Conditions of Employment will result in irreparable injury and damage to the Company and/or the clients of the Company, which could not adequately be compensated by money damages alone. Accordingly, Employee agrees that in the event of such a breach or violation, or any threat of such a breach or violation (in addition to the right to pursue other remedies, including, without limitation, damages), the Company or, where appropriate, the client of the Company, will be entitled to obtain in any court of competent jurisdiction an immediate injunction and restraining order to prevent such a breach or violation by Employee and by any third party acting for or with Employee, or to enforce these Standard Conditions of Employment; and Employee hereby waives any and all rights to assert any claim or defense that the Company has an adequate remedy of law thereunder.

                        NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in these Standard Conditions of Employment should be interpreted or construed to confer upon Employee any right with respect to continuance of Employee's employment with the Company for any fixed period of time, nor

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

interfere in any way with the right of the Company or Employee to terminate the employment relationship between the Company and Employee, with or without cause.

                             SURVIVAL OF CONDITIONS

     These Standard Conditions of Employment shall survive any termination of Employee's employment with the Company.

                                  SEVERABILITY

     If any provision of these Standard Conditions of Employment is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision thereof.

     Employee acknowledges that these Standard Conditions of Employment have been presented to Employee in connection with the Company's offer to employ Employee; and that Employee has carefully read, and fully understands, agrees to, and accepts them as a condition of employment with the Company.

Date:    1/11/95                     EMPLOYEE:
     -------------------

                                             /S/ SUSAN J. CARSTENSEN
                                        ---------------------------------------
                                        Signature

                                        Susan J. Carstensen
                                        ---------------------------------------
                                        Name Typed/printed

10/26/94

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